For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports First Quarter Earnings
YEAR-OVER-YEAR SUMMARY
Note: As previously disclosed, the calendar shift resulting from the 53rd week in fiscal 2025 affects quarterly comparisons in fiscal 2026. In the first quarter of the current fiscal year, this shift reduced Revenue / Organic Revenue, Operating Income / AOI, and EPS / Adjusted EPS growth

The calendar shift is expected to favorably increase Revenue / Organic Revenue, Operating Income / AOI, and EPS / Adjusted EPS growth in the second quarter (next quarter) as part of the Company's results

•Revenue +6%; Organic Revenue +5%
◦Organic Revenue growth would have been approximately +8% without the calendar shift; Performance driven by base business expansion and net new business
◦Strong momentum in new business wins and unprecedented client retention; Net New Business currently outperforming the run-rate to achieve full year growth objectives
•Operating Income +0.1%; Adjusted Operating Income (AOI) +1%1
◦AOI growth would have been approximately +11%1 without the calendar shift
◦Leveraged enhanced technology capabilities across portfolio; Profitability benefited from higher revenue levels, supply chain efficiencies, and organizational cost discipline
•GAAP EPS (8)% to $0.36; Adjusted EPS Unchanged at $0.51
◦Adjusted EPS growth would have been +13%1 without the calendar shift
◦Highly confident in realizing additional growth opportunities immediately ahead
•Ongoing Focus on Advancing Capital Allocation Priorities
◦Repurchased another $30 million of stock as part of the Company's share repurchase program
◦Favorably repriced $2.4 billion of 2030 Term Loans by 25 basis points; Interest expense savings from proactive actions

Philadelphia, PA, February 10, 2026 - Aramark (NYSE: ARMK) today reported first quarter fiscal 2026 results.
"We’re very pleased with the strong results delivered in the quarter, which included extraordinary client retention while continuing our momentum with significant new business,” said John Zillmer, Aramark’s Chief Executive Officer. "We firmly believe in our ability to achieve the numerous growth opportunities immediately ahead for the Company, propelled by the strategic and operational initiatives underway. Our success comes from the teams throughout the organization and around the globe who show up every day with purpose, serving with integrity, solving problems with ingenuity, and delivering consistent excellence.”
1 On a constant currency basis

FIRST QUARTER RESULTS
Consolidated revenue was $4.8 billion in the first quarter, a 6% increase year-over-year. The favorable effect of currency translation increased revenue by approximately $51 million. Organic revenue, which excludes the effect of currency translation, was higher by 5% compared to the same year-ago period. The calendar shift from the 53rd week in the prior year reduced revenue by an estimated 3%, principally in the FSS United States segment. Organic Revenue growth in the quarter would have been approximately 8% without the calendar shift. Growth was strengthened by both base business expansion and net new business.

	Revenue
	Q1 '26	Q1 '25	Change (%)	Organic Revenue Change (%)
FSS United States	$3,362M	$3,301M	2%	2%
FSS International	1,469	1,251	17%	13%
Total Company	$4,832M	$4,552M	6%	5%
May not total due to rounding
Difference between Change (%) and Organic Revenue Change (%) is the effect of currency translation

•FSS United States revenue growth was led by 1) Business & Industry from new client wins, higher base business activity, and mobilizing new Refreshments accounts; 2) Healthcare from base business growth as a result of vertical sales and expansion of multi-service offerings; and 3) Sports, Leisure & Corrections from new business wins, particularly in collegiate athletics. Organic Revenue growth would have been an estimated 5% without the calendar shift, which affected the Education, Business & Industry, and Sports, Leisure & Corrections sectors.
•FSS International revenue growth was broad-based across all countries, driven by ongoing base business expansion and net new business performance—with the U.K., Chile, Germany, and Spain driving the increase. The calendar shift impacted both GAAP Revenue and Organic Revenue growth by an estimated 1%. Revenue on a GAAP basis included the favorable effect of currency translation.
Operating Income was $218 million, slightly higher than the prior year period, and AOI increased 1%1 to $263 million. Profit growth was reduced by an estimated $25 million from the calendar shift. AOI growth in the quarter would have been approximately 11%1 without the calendar shift. The quarter benefited from higher revenue levels, the leveraging of technology capabilities, particularly in supply chain, and disciplined organizational cost management. The effect of currency translation increased Operating Income by approximately $2 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q1 '26	Q1 '25	Change (%)	Q1 '26	Q1 '25	Change (%)	Constant Currency Change (%)
FSS United States	$189M	$194M	(3)%	$226M	$229M	(1)%	(1)%
FSS International	60	54	11%	68	59	16%	12%
Corporate	(31)	(30)	(3)%	(31)	(30)	(3)%	(3)%
Total Company	$218M	$217M	0.1%	$263M	$258M	2%	1%
May not total due to rounding

•FSS United States performance included increased revenue levels, enhanced technology driving back-end efficiencies and productivity in supply chain, and disciplined above-unit cost management. These gains were more than offset by the calendar shift, which reduced profitability by an estimated 10%. AOI growth in the quarter would have been approximately 9% without the calendar shift.
•FSS International increased due to higher base business volume, effective above-unit cost management, and strengthened supply chain economics, similar to the FSS United States segment. In a few countries, FSS International experienced some mobilization costs associated with record new business in Sports & Entertainment and Higher Education, as well as a slight impact from the calendar shift.

CASH FLOW AND CAPITAL STRUCTURE
As expected, the first quarter recorded a cash outflow associated with the Company's seasonal business cadence, as well as a higher use of working capital compared to the prior year period from revenue growth. Capital expenditures were greater due to the timing of commitments associated with record new business and certain client renewals.
Aramark continued to advance its capital allocation priorities by repurchasing another $30 million of its common stock as part of the Company's share repurchase program. In addition, Aramark successfully completed a favorable repricing for its 2030 Term Loan B of $2.4 billion at lower interest rates. The new applicable interest rate reduced pricing by 25 basis points and will generate annual interest expense savings. The repricing did not change the Company’s outstanding debt amounts or maturities.
Aramark remains committed to its capital allocation strategy to invest in the business to drive and propel growth; repay debt on an ongoing basis, with leverage expected to be under 3.0x by the end of fiscal 2026; increase the dividend annually; and utilize excess cash generation to opportunistically repurchase Aramark stock.
At quarter-end, the Company had approximately $1.4 billion in cash availability.

DIVIDEND DECLARATION
Aramark's Board of Directors approved a quarterly dividend of $0.12 per share of common stock, as announced on February 4, 2026. The dividend will be payable on March 4, 2026, to stockholders of record at the close of business on February 18, 2026. As previously announced, the Board approved a 14% increase to Aramark's quarterly dividend in November 2025.

BUSINESS UPDATE
The Company is off to a great start to fiscal 2026, with momentum building across the business. New business wins were extensive in the quarter, and the Company delivered unprecedented client retention levels in both FSS United States and International—resulting in currently outpacing the run-rate to achieve Aramark's Net New Business target of 4% to 5% of prior year revenue.
The Company is highly committed to expanding its Global Supply Chain network and is actively pursuing meaningful business opportunities in hospitality categories, while continuing to benefit from increased volume and scale.
Aramark remains focused on driving profitability from its multiple operating levers, including supply chain initiatives and effective cost management. Among these strategies, AI-driven technology is enhancing the Company's supply chain capabilities, delivering back-end efficiencies and actionable business insights.
As referenced earlier, the calendar shift from the 53rd week in the prior year is expected to benefit Revenue / Organic Revenue, Operating Income / AOI, and EPS / Adjusted EPS in the second quarter as part of the Company's results.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2026 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark continues to anticipate its full-year performance for fiscal 2026 as follows:

		Fiscal 2026 Outlook
($ in millions, except Adjusted EPS and Leverage Ratio)	Fiscal 2025 Reference Point	$ Range[1]			Year-over-year Organic Growth[2]

Revenue	$18,180*	$19,550	—	$19,950	+7%	—	+9%

Adjusted Operating Income	$981	$1,100	—	$1,150	+12%	—	+17%

Adjusted EPS	$1.82	$2.18	—	$2.28	+20%	—	+25%

Leverage Ratio	3.25x	Under 3x

Adjusted EPS does not include the benefit from share repurchases
[1]Revenue $ Range includes ~$100 million of expected favorability from foreign currency translation
[2]Constant Currency
*For easier comparison purposes, fiscal 2025 Revenue is on a 52-week basis
“We’re well positioned for exceptional financial performance due to our growth mindset, operational discipline, and unwavering commitment to service,” Zillmer added. “Our efforts are centered on our ability to create a consistently strong and sustainable business focused on providing valued hospitality services to clients. We expect to build upon our growth momentum throughout this fiscal year and beyond. I’m extremely excited about what’s to come.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the impact of amortization of acquisition-related intangible assets and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of amortization of acquisition-related intangible assets; the effect of debt repayments and refinancings on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash used in operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Net New Business
Net New Business is an internal statistical metric used to evaluate our new sales and retention performance. The calculation is defined as the annualized value of gross new business less the annualized value of lost business.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash used in operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the impact of amortization expense recognized on acquisition-related intangible assets.

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for non-cash charges for the impairment of certain assets related to a business held-for-sale ($6.1 million for the first quarter of 2026), multiemployer pension plan withdrawal charge ($5.6 million for the first quarter of 2026), legal charges related to an antitrust review ($1.3 million for the first quarter of 2026), charges related to hyperinflation in Argentina ($0.5 million for the first quarter of 2026 and $0.7 million for the first quarter of 2025) and a charge for contingent consideration liabilities related to acquisition earn outs ($11.1 million for the first quarter of 2025).

Effect of Debt Repayments and Refinancings on Interest Expense, net - adjustments to eliminate expenses associated with the refinancings by the Company in the applicable period such as payment of third party costs ($0.7 million for the first quarter of 2026) and non-cash charges for the write-off of unamortized debt issuance costs and discounts ($0.4 million for the first quarter of 2026).

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Additionally, the adjustment reverses the valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($3.4 million for the first quarter of 2026).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Business Update," "Outlook," and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including ongoing tensions in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the impact of the United States' and other countries’ trade policies including the implementation of tariffs; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficiently qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; the use of artificial intelligence technologies within our business processes; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; risks associated with the completed spin-off of Aramark Uniform and Career Apparel as an independent publicly traded company to our stockholders; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 25, 2025 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	January 2, 2026	December 27, 2024
Revenue	$4,831,549	$4,552,086
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,415,373	4,151,232
Depreciation and amortization	125,954	113,204
Selling and general corporate expenses	72,673	70,386
Total costs and expenses	4,614,000	4,334,822
Operating income	217,549	217,264
Interest Expense, net	81,919	75,804
Income Before Income Taxes	135,630	141,460
Provision for Income Taxes	39,129	35,757
Net income	96,501	105,703
Less: Net income attributable to noncontrolling interests	340	84
Net income attributable to Aramark stockholders	$96,161	$105,619

Earnings per share attributable to Aramark stockholders:
Basic	$0.37	$0.40
Diluted	$0.36	$0.39
Weighted Average Shares Outstanding:
Basic	263,127	264,882
Diluted	266,345	268,690

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	January 2, 2026	October 3, 2025
Assets

Current Assets:
Cash and cash equivalents	$439,633	$639,095
Receivables	2,496,066	2,210,388
Inventories	414,614	418,766
Prepayments and other current assets	283,333	254,642
Total current assets	3,633,646	3,522,891
Property and Equipment, net	1,773,155	1,734,489
Goodwill	4,894,475	4,874,670
Other Intangible Assets	1,875,839	1,874,067
Operating Lease Right-of-use Assets	791,691	701,839
Other Assets	574,109	596,673
	$13,542,915	$13,304,629

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$36,244	$31,543
Current operating lease liabilities	62,603	60,744
Accounts payable	1,279,942	1,522,747
Accrued expenses and other current liabilities	1,476,799	1,931,688
Total current liabilities	2,855,588	3,546,722
Long-Term Borrowings	6,210,899	5,374,394
Noncurrent Operating Lease Liabilities	262,639	255,305
Deferred Income Taxes and Other Noncurrent Liabilities	979,881	966,019
Redeemable Noncontrolling Interests	25,799	14,130
Total Stockholders' Equity	3,208,109	3,148,059
	$13,542,915	$13,304,629

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	January 2, 2026	December 27, 2024
Cash flows from operating activities:
Net income	$96,501	$105,703
Adjustments to reconcile Net income to Net cash used in operating activities:
Depreciation and amortization	125,954	113,204
Asset write-downs	6,058	—
Increase in contingent consideration liability	—	11,127
Deferred income taxes	22,869	9,456
Share-based compensation expense	16,316	14,848
Changes in operating assets and liabilities	(960,712)	(801,426)
Payments made to clients on contracts	(101,408)	(61,032)
Other operating activities	12,222	20,968
Net cash used in operating activities	(782,200)	(587,152)
Cash flows from investing activities:
Net purchases of property and equipment and other	(120,033)	(117,788)
Acquisitions, divestitures and other investing activities	(33,687)	(113,051)
Net cash used in investing activities	(153,720)	(230,839)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	207,823	170,012
Net change in funding under the Receivables Facility	625,000	525,000
Payments of dividends	(31,537)	(27,860)
Proceeds from issuance of common stock	3,196	11,977
Repurchase of common stock	(41,262)	(28,576)
Payments for contingent considerations	(27,072)	(1,202)
Other financing activities	(452)	(6,653)
Net cash provided by financing activities	735,696	642,698
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	1,422	(18,960)
Decrease in cash and cash equivalents and restricted cash	(198,802)	(194,253)
Cash and cash equivalents and restricted cash, beginning of period	707,144	732,613
Cash and cash equivalents and restricted cash, end of period	$508,342	$538,360

Balance Sheet classification	January 2, 2026	December 27, 2024
Cash and cash equivalents	$439,633	$484,149
Restricted cash in Prepayments and other current assets	68,709	54,211
Total cash and cash equivalents and restricted cash	$508,342	$538,360

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	January 2, 2026
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,362,106	$1,469,443		$4,831,549
Operating Income (as reported)	$188,748	$59,790	$(30,989)	$217,549
Operating Income Margin (as reported)	5.6%	4.1%		4.5%

Revenue (as reported)	$3,362,106	$1,469,443		$4,831,549
Effect of Currency Translation	(72)	(51,303)		(51,375)
Adjusted Revenue (Organic)	$3,362,034	$1,418,140		$4,780,174
Revenue Growth (as reported)	1.9%	17.5%		6.1%
Adjusted Revenue Growth (Organic)	1.8%	13.4%		5.0%

Operating Income (as reported)	$188,748	$59,790	$(30,989)	$217,549
Amortization of Acquisition-Related Intangible Assets	25,162	6,839	—	32,001
Gains, Losses and Settlements impacting comparability	11,608	1,831	—	13,439
Adjusted Operating Income	$225,518	$68,460	$(30,989)	$262,989
Effect of Currency Translation	3	(2,128)	—	(2,125)
Adjusted Operating Income (Constant Currency)	$225,521	$66,332	$(30,989)	$260,864

Operating Income Growth (as reported)	(2.6)%	11.4%	(2.8)%	0.1%
Adjusted Operating Income Growth	(1.4)%	16.0%	(2.8)%	2.1%
Adjusted Operating Income Growth (Constant Currency)	(1.4)%	12.4%	(2.8)%	1.3%
Adjusted Operating Income Margin	6.7%	4.7%		5.4%
Adjusted Operating Income Margin (Constant Currency)	6.7%	4.7%		5.5%

	Three Months Ended
	December 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,301,016	$1,251,070		$4,552,086

Operating Income (as reported)	$193,719	$53,685	$(30,140)	$217,264
Amortization of Acquisition-Related Intangible Assets	23,859	4,625	—	28,484
Gains, Losses and Settlements impacting comparability	11,127	693	—	11,820
Adjusted Operating Income	$228,705	$59,003	$(30,140)	$257,568

Operating Income Margin (as reported)	5.9%	4.3%		4.8%
Adjusted Operating Income Margin	6.9%	4.7%		5.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	January 2, 2026	December 27, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$96,161	$105,619
Adjustment:
Amortization of Acquisition-Related Intangible Assets	32,001	28,484
Gains, Losses and Settlements impacting comparability	13,439	11,820
Effect of Debt Repricing on Interest Expense, net	1,121	—
Tax Impact of Adjustments to Adjusted Net Income	(7,168)	(8,989)
Adjusted Net Income	$135,554	$136,934
Effect of Currency Translation, net of Tax	(871)	—
Adjusted Net Income (Constant Currency)	$134,683	$136,934

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$96,161	$105,619
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.36	$0.39
Earnings Per Share Growth (as reported) %	(8.2)%

Adjusted Earnings Per Share
Adjusted Net Income	$135,554	$136,934
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.51	$0.51
Adjusted Earnings Per Share Growth %	—%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$134,683	$136,934
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.51	$0.51
Adjusted Earnings Per Share Growth (Constant Currency) %	—%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	January 2, 2026	December 27, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$316,936	$339,605
Interest Expense, net	348,040	327,958
Provision for Income Taxes	106,958	114,858
Depreciation and Amortization	489,095	443,207
Share-based compensation expense(1)	59,936	63,746
Unusual or non-recurring losses and (gains)(2)	25,523	(22,752)
Pro forma EBITDA for certain transactions(3)	12,688	5,151
Other(4)(5)	122,788	92,870
Covenant Adjusted EBITDA	$1,481,964	$1,364,643

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$6,247,143	$5,919,786
Less: Cash and cash equivalents and short-term marketable securities(6)	439,633	526,953
Net Debt	$5,807,510	$5,392,833
Covenant Adjusted EBITDA	$1,481,964	$1,364,643
Net Debt/Covenant Adjusted EBITDA	3.9	4.0

(1) Represents share-based compensation expense of equity awards resulting from the application of accounting for stock options, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended January 2, 2026 represents a fiscal 2025 non-cash charge for the impairment on an equity investment ($19.5 million) and a fiscal 2026 non-cash charge for the impairment of certain assets related to a business held-for-sale ($6.1 million). The twelve months ended December 27, 2024 represents a fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million) and a fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended January 2, 2026 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($54.7 million), severance charges ($36.4 million), non-cash charges for the impairments of assets ($8.9 million), the impact of hyperinflation in Argentina ($5.6 million), multiemployer pension plan withdrawal charge ($5.6 million), merger and integration charges ($4.1 million), legal charges related to an antitrust review ($3.8 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended December 27, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.3 million), non-cash adjustments to inventory based on expected usage ($18.2 million), charges related to a ruling on a foreign tax matter ($6.8 million), severance charges ($6.7 million), non-cash charges related to the impairment of a trade name ($3.3 million), contingent consideration expense related to acquisition earn outs, net of reversals ($2.4 million), the impact of hyperinflation in Argentina ($2.2 million), income related to non-United States governmental wage subsidies ($1.1 million) and other miscellaneous expenses.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

Three Months Ended
January 2, 2026
Net cash used in operating activities	$(782,200)

Net purchases of property and equipment and other	(120,033)

Free Cash Flow	$(902,233)

Three Months Ended
December 27, 2024
Net cash used in operating activities	$(587,152)

Net purchases of property and equipment and other	(117,788)

Free Cash Flow	$(704,940)

Three Months Ended
Change
Net cash used in operating activities	$(195,048)

Net purchases of property and equipment and other	(2,245)

Free Cash Flow	$(197,293)

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ORGANIC REVENUE AND ADJUSTED OPERATING INCOME GROWTH WITHOUT THE CALENDAR SHIFT
(Unaudited)
(In thousands)

	Three Months Ended
	January 2, 2026
	FSS United States	Aramark and Subsidiaries
Revenue (as reported)	$3,362,106	$4,831,549
Effect of Currency Translation	(72)	(51,375)
Adjusted Revenue (Organic)	$3,362,034	$4,780,174
Estimated Impact of Calendar Shift	114,245	123,245
Adjusted Revenue (Organic), without the calendar shift	$3,476,279	$4,903,419
Revenue Growth (as reported)	1.9%	6.1%
Adjusted Revenue Growth (Organic)	1.8%	5.0%
Adjusted Revenue Growth (Organic), without the calendar shift	5.3%	7.7%

Operating Income (as reported)	$188,748	$217,549
Amortization of Acquisition-Related Intangible Assets	25,162	32,001
Gains, Losses and Settlements impacting comparability	11,608	13,439
Adjusted Operating Income	$225,518	$262,989
Effect of Currency Translation	3	(2,125)
Adjusted Operating Income (Constant Currency)	$225,521	$260,864
Estimated Impact of Calendar Shift	23,600	24,500
Adjusted Operating Income (Constant Currency), without the calendar shift	$249,121	$285,364

Operating Income Growth (as reported)	(2.6)%	0.1%
Adjusted Operating Income Growth (Constant Currency)	(1.4)%	1.3%
Adjusted Operating Income Growth (Constant Currency), without the calendar shift	8.9%	10.8%

	Three Months Ended
	December 27, 2024
	FSS United States	Aramark and Subsidiaries
Revenue (as reported)	$3,301,016	$4,552,086

Operating Income (as reported)	$193,719	$217,264
Amortization of Acquisition-Related Intangible Assets	23,859	28,484
Gains, Losses and Settlements impacting comparability	11,127	11,820
Adjusted Operating Income	$228,705	$257,568

*FSS International results were largely unaffected by the calendar shift from the 53rd week in the prior year

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE WITHOUT THE CALENDAR SHIFT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	January 2, 2026	December 27, 2024
Net Income Attributable to Aramark Stockholders (as reported)	$96,161	$105,619
Adjustment:
Amortization of Acquisition-Related Intangible Assets	32,001	28,484
Gains, Losses and Settlements impacting comparability	13,439	11,820
Effect of Debt Repricing on Interest Expense, net	1,121	—
Tax Impact of Adjustments to Adjusted Net Income	(7,168)	(8,989)
Adjusted Net Income	$135,554	$136,934
Effect of Currency Translation, net of Tax	(871)	—
Adjusted Net Income (Constant Currency)	$134,683	$136,934
Estimated Effect of Calendar Shift, net of Tax	18,302	—
Adjusted Net Income (Constant Currency), without the calendar shift	$152,985	$136,934

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$96,161	$105,619
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.36	$0.39
Earnings Per Share Growth (as reported) %	(8.2)%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$134,683	$136,934
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.51	$0.51
Adjusted Earnings Per Share Growth (Constant Currency) %	—%

Adjusted Earnings Per Share (Constant Currency), without the calendar shift
Adjusted Net Income (Constant Currency), without the calendar shift	$152,985	$136,934
Diluted Weighted Average Shares Outstanding	266,345	268,690
	$0.57	$0.51
Adjusted Earnings Per Share Growth (Constant Currency) %, without the calendar shift	12.7%